Exhibit 4.7

                          INTERNET COMMERCE CORPORATION

                                STOCK OPTION PLAN

                   (Amended and restated as of June 30, 1999)

1.    Purpose.

      The purpose of this Internet Commerce Corporation Stock Option Plan (the "Plan") is to secure for INTERNET COMMERCE CORPORATION (the "Company") and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisers to, the Company and its subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 of the Code shall apply only to Incentive Stock Options (as that term is defined in the Plan) granted under the Plan.

2.    Type of Options and Administration.

      (a) Types of Options. Options granted pursuant to the Plan ("Options") shall be authorized by action of the board of Directors of the Company (the "Board of Directors") (or a committee designated by the Board of Directors of the Company) and may be either incentive stock options within the meaning of
Section 422 of the Code ("Incentive Stock Options") or non-qualified options, which are not intended to meet the requirements of Section 422 of the Code.

      Options shall be evidenced by agreements in such form as the "Committee" (as hereinafter defined) shall from time to time approve. All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as non-qualified options.

      If and to the extent the Board of Directors determines it is appropriate for the compensation payable as a result of a grant of any Option to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, such Option shall be authorized and granted by the compensation committee or a similar committee of the Board of Directors (or a subcommittee thereof), which shall consist of two or more individuals, each of whom is an "outside director" within the meaning of Section 162(m) of the Code and the regulations thereunder.

      (b) Administration. The Plan will be administered by a committee (the "Committee") appointed by the Board of Directors. The delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law, Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3") and Section 162(m) of the Code). The Committee may, in its sole discretion, grant Options to purchase shares of the Company's Common Stock, $.01 par value per share ("Common Stock") and issue shares upon exercise of such Options as provided in the Plan. The Committee shall have full authority, subject to the express provisions of the Plan, to administer the Plan, including authority to interpret and construe any provision of the respective Option agreements and the Plan, to prescribe, amend and rescind such rules and regulations relating to the Plan as the Committee shall deem necessary or appropriate, to determine the terms and provisions of the respective Option agreements, which need not be identical, and make all other determinations, which are, in the judgment of the Committee necessary or desirable for the administration of the Plan. All decisions of the Committee with respect to the Plan or any Option agreement shall be final and binding on all parties. The Committee's determinations under the Plan may, but need not, be uniform and may be made on a participant-by-participant basis (whether or not two or more participants are similarly situated). The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency.

            No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

            Subject to adjustment as provided in Section 15 below, the aggregate number of shares of Common Stock that may be subject to Options granted to any person in a calendar year shall not exceed 300,000 shares of Common Stock.

3.    Eligibility.

      (a) General. Options may be granted to persons selected by the Committee, in its discretion, who are, at the time of grant, employees, officers or directors of, or consultants or advisers to, the Company, provided, that, Incentive Stock Options may be granted only to individuals who are employees of the Company (within the meaning of Section 3401(c) of the Code). A person who has been granted an Option may, if he or she is otherwise eligible, be granted additional Options if the Committee shall so determine, although no such person shall have an entitlement to receive a grant of any additional Options.

      (b) Grant of Options to Reporting Persons and Certain "Covered Employees". If and to the extent it is intended that any grant of an Option to a director or an officer who is a Reporting Person (as the terms "director" and "officer" are defined for purposes of Rule 16b-3) shall comply with Rule 16b-3, the decision to make the Option grant, the timing of the Option grant, the exercise price of the Option, the number of shares subject to the Option and the other terms of the Option shall be determined either by (i) the Board of Directors, (ii) a committee consisting of two or more directors having full authority to act in the matter, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3) or (iii) pursuant to provisions for automatic grants set forth in Section 3(c) below. If and to the extent it is intended that any Compensation payable as a result of any grant of an Option to an individual who is or may become a "covered employee" within the meaning of Section 162(m)(3) of the Code shall be considered qualified "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the regulations thereunder, the decision to make the Option grant, the timing of the Option grant, the exercise price of the Option, the number of shares subject to the Option and the other terms of the Option shall be determined by a committee consisting of two or more directors having full authority to act in the matter, each of whom shall be an "outside director" within the meaning of Section 162(m)(4)(C) of the Code and the regulations thereunder.

4.    Stock Subject to Plan.

      The stock subject to Options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock that may be issued and sold under the Plan since its inception in 1994 is 5,000,000 shares. If an Option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for subsequent Option grants under the Plan.

5.    Forms of Option Agreements.

      As a condition to the grant of an Option under the Plan, each recipient of an Option shall execute an Option agreement in such form not inconsistent with the Plan as may be approved by the Committee. Such Option agreements may differ among recipients.

6.    Purchase Price.

      General. The purchase price-per-share of stock deliverable upon the exercise of an Option shall be determined by the Committee at the time of grant of such Option; provided, however, that in the case of an Incentive Stock Option or any Option the compensation payable as a result of which is intended to constitute qualified "performance-based compensation" under Section 162(m)(4)(C) of the Code, the exercise price shall not be less than (i) 100% of the Fair Market Value (as hereinafter defined) of such stock, at the time of grant of such Option, or (ii) solely in the case of an Incentive Stock Option described in Section 11(b), 110% of such Fair Market Value. "Fair Market Value" of a share of Common Stock of the Company as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange on which such shares are traded on the date immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Committee. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

      (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such Options, or by any other means which are permitted by the Committee in its sole discretion and which the Committee determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board).

7.    Option Period.

      Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the agreement evidencing such Option; provided, however, that no Option shall be exercisable after the expiration of ten years from the date such Option was granted; and, provided, further, however, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan.

8.    Exercise of Options.

      Each Option granted under the Plan shall be exercisable either in full or in part, subject to the provisions of the Option agreement evidencing such Option and subject to the provisions of the Plan. Subject to the requirements in the immediately preceding sentence, if an Option is not at the time of grant immediately exercisable, the Committee may (i) in the agreement evidencing such Option, provide for the acceleration of the exercise date or dates of the subject Option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an Option, accelerate the exercise date or dates of such Option.

9.    Nontransferability of Options.

      No Option shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder. An Option may be exercised during the lifetime of the optionee only by the optionee. In the event an optionee dies during his employment by the Company or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his Option shall thereafter be exercisable, during the period specified in the Option agreement, by his executors or administrators to the full extent to which such Option was exercisable by the optionee at the time of his death during the periods set forth in Section 10 or 11(d).

10.   Effect of Termination of Employment or Other Relationship.

      Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, an optionee may exercise an Option at any time within three (3) months following the termination of the optionee's employment or other relationship with the Company or within one (1) year if such termination was due to the death or "disability" of the optionee, but, except in the case of the optionee's death, in no event later than the expiration date of the Option. If the termination of the optionee's employment is for cause or is otherwise attributable to a breach by the optionee of an employment or confidentiality or non-disclosure agreement, the Option shall expire immediately upon such termination. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or non-disclosure agreement, whether an optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee. For purposes hereof, the term "disability" shall mean, except in connection with an Incentive Stock Option, any physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such plan, a physical or mental condition that prevents the Participant from performing the essential functions of the Participant's position (with or without reasonable accommodation) for a period of six consecutive months or, in connection with an Incentive Stock Option, a disability described in Section 422(c)(6) of the Code. The existence of a disability shall be determined by the Committee in its absolute discretion.

11.   Incentive Stock Options.

      Options that are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions.

      (a) Express Designation. All Incentive Stock Options shall, at the time of grant, be specifically designated as such in the Option agreement evidencing such Incentive Stock Options.

      (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted is, at the time of the grant of such Incentive Stock Option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its "subsidiary corporations" (within the meaning of Section 424 of the Code) (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

            (i) the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

            (ii) the Option exercise period shall not exceed five years after the date of grant.

      (c) Dollar Limitation. For so long as the Code shall so provide, Options granted to any employee under the Plan (and any other incentive stock option plans of the Company) that are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

      (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her Option, employed by the Company, except that:

                  (i) an Incentive Stock Option may be exercised within the period of three months after the date of the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable Option agreement), provided, that the agreement with respect to such Option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-qualified Option under the Plan;

                  (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option agreement); and

                  (iii) if the optionee's employment is terminated as a result of the optionee's disability, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable Option agreement).

For all purposes of the Plan and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.   Additional Provision.

      (a) Additional Option Provisions. The Committee (or the Board of Directors) may, in its sole discretion, include additional provisions in Option agreements covering Options including without limitation restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guarantee loans or to transfer other property to optionees upon exercise of Option, or such other provisions as shall be determined by the Committee in its discretion; provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not, unless otherwise specifically intended by the Committee, cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of
Section 422 of the Code.

      (b) Acceleration, Extension, Etc. The Committee may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Option or options may be exercised or (ii) extend the dates during which all or any particular Option or Options may be exercised; provided, however, that not such extension shall be permitted if it would cause the Plan to fail to comply with Section 422.

13.   General Restrictions.

      (a) Investment Representations. The Company may require (i) any person to whom an Option is granted as a condition of exercising such Option, to give written assurances, in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to make such other representations or covenants, and (ii) that any certificates for shares or Common Stock delivered in connection with the exercise of an Option bear such legends in each case as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, to comply with covenants or representations made by the Company in connection with any public offering of its Common Stock or otherwise.

      (b) Compliance With Securities Law. Each Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares of Common Stock thereunder, such Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition. The Committee shall inform an optionee in writing of any decision to defer or prohibit the exercise of an Option. During the period that the effectiveness of the exercise of an Option has been deferred or prohibited, the optionee may, by written notice, withdraw the optionee's decision to exercise and obtain a refund of any amount paid with respect thereto.

14.   Rights as a Shareholder.

      The holder of an Option shall have no rights as a shareholder with respect to any shares covered by the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. Adjustment Provisions for Recapitalizations, Reorganizations and Related Transactions.

      (a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new of different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan and, to the extent permitted under Section 162(m) of the Code and the regulations thereunder, the individual limit on grants under
Section 2, (y) the number and kind of shares or other securities subject to any then outstanding Options, and (z) the price for each share subject to any then outstanding Options, without changing the aggregate purchase price as to which such Options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would (i) cause the Plan to fail to comply with Section 422 of the Code or (ii) be considered as the adoption of a new plan requiring stockholder approval.

      (b) Reorganization, Merger and Related Transactions. If the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, any then outstanding Option granted pursuant to the Plan shall pertain to and apply to the securities or other property (including cash) to which a holder of the number of shares of Common Stock subject to such Options would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the purchase price as to which such Options may be exercised -shall be the same as the aggregate purchase price as to which such Options may be exercised for the shares remaining subject to the Options immediately prior to such reorganization, merger, or consolidation.

      (c) Committee Authority to Make Adjustments. Any adjustments under this
Section 15 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.   Merger, Consolidation, Asset Sale, Liquidation, Etc.

      (a) General. In the event of any sale, merger, transfer or acquisition of the Company of all or substantially all of the assets of the Company in which the Company is not the surviving corporation, if the Company shall have requested the acquiring or succeeding corporation (or an affiliate thereof) to assume all outstanding Options or issue substitute or equivalent options, and such acquiring or succeeding corporation shall have refused or failed to so assume all Options outstanding under the Plan or to so issue substitute or equivalent options, then any and all outstanding Options shall accelerate and become exercisable in full immediately prior to such event. The Committee will notify holders of Options that any such Options shall be fully exercisable for a period of time determined by the Committee in its discretion; provided that such period shall not be less than fifteen (15) days after the date of such notice. The Options, to the extent not exercised, shall terminate upon expiration of the period of time determined by the Committee. In addition, notwithstanding the foregoing, in the event of a merger, transfer or acquisition of the Company described in this Paragraph, the Committee may, in its sole discretion, elect to cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the optionee to whom such Option was granted, an amount in cash, for each share of Common Stock subject to such Option equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the securities or other property or assets (including cash) to be received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such Option.

      (b) Substitute Options. The Company may grant Options in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as a result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

17.   No Special Employment Rights.

      Nothing contained in the Plan or in any Option agreement shall confer upon any optionee any right with respect to the continuation of his or her employment or other relationship with the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.   Other Employee Benefits.

      Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an Option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19.   Amendment of the Plan.

      (a) The Board of Directors may, at any time, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that if and to the extent required under Section 422 of the Code (if and to the extent that the Board of Directors deems it appropriate to comply with Section 422) and if and to the extent required to treat some or all of the Options as qualified "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code (if and to the extent that the Board of Directors deems it appropriate to meet such requirements), no amendment shall be effective without the approval of the stockholders of the Company, that (i) except as provided in
Section 15 hereof, increases the number of shares of Company Stock with respect to which Options may be issued (either to any individual in any year or in the aggregate), (ii) modifies the class of individuals eligible to participate in the Plan or (iii) materially increases the benefits accruing to individuals pursuant to the Plan. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority hereunder, which discretion may be exercised without amendment to the Plan.

      (b) The modification or amendment of the Plan shall not, without the consent of an optionee, reduce his or her rights under an Option previously granted to him or her. The Committee may amend outstanding Option agreements in a manner not inconsistent with the Plan; provided, however, no such amendment shall, without the consent of the optionee, reduce the optionee's rights under such agreement. Notwithstanding the foregoing, the Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and to the extent necessary to ensure that the amounts realized by any optionee who is a "covered employee" within the meaning of Section 162(m) of the Code as a result of an Option constitute qualified "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

20.   Withholding.

      (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee, whether under the Plan or otherwise, any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Options. Subject to the prior approval of the Committee, which may be withheld by the Committee in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an Option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date in the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may satisfy his or her withholding obligation only with shares of Common Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

      (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any and all of such shares are disposed of by the optionee within two years from the date the Incentive Stock Option was granted or within one year from the date the shares were issued to the optionee pursuant to the exercise of the Incentive Stock Option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company at the time of such disposition.

21.   Cancellation and New Grant of Options, Etc.

      The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding Options and the grant in substitution therefor of new Options covering the same or different numbers of shares of Common Stock and having an Option exercise price-per-share which may be lower or higher than the exercise price-per-share of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options to provide an Option exercise price-per-share which is higher or lower than the then-current exercise price-per-share of such outstanding Options.

22.   Effective Date and Duration of the Plan.

      (a) Effective Date. The Plan, as originally adopted, became effective August 30, 1994 and was approved by the Company's stockholders on September 21, 1994. The Plan, as amended and restated as of June 30, 1999, shall be effective as of such date provided that the Plan is approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Plan's amendment and restatement, any Options granted in respect of shares in excess of the 1,960,000 shares available under the Plan prior to the Plan's amendment and restatement immediately shall be cancelled and shall be of no force or effect and, the Plan shall remain in effect as it existed immediately prior to such amendment and restatement.

      (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the earlier of (i) the close of business on June 29, 2009, or (ii) the date on which all shares available for issuance under the Plan shall have been issued. If the date of termination is determined under (i) above, then Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options.

23.   Provision for Foreign Participants.

      The Committee may, without amending the Plan, modify Options granted to individuals who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

24.   Expenses and Receipts.

      The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Option will be used for general corporate purposes.

25.   Limitations Imposed by Section 162(m) of the Code

      Notwithstanding any other provision hereunder, if and to the extent the Committee determines the Company's federal tax deduction in respect of a non-qualified Option may be limited as a result of Section 162(m) of the Code, the Committee may delay the payment in respect of any such non-qualified Option until a date that is within 30 days after the date that compensation paid to the optionee no longer is subject to the deduction limitation under Section 162(m) of the Code. In the event that an optionee exercises a non-qualified Option at a time when the optionee is a "covered employee" within the meaning of Section 162(m) of the Code, and the Committee determines to delay the payment in respect of such non-qualified Option, the Committee shall credit the Fair Market Value of the Common Stock that otherwise would have been issued to the optionee upon exercise of the Option to an unfunded account on the books and records of the Company. The optionee shall have no rights in respect of such account other than as an unsecured general creditor of the Company, and the amount credited thereto shall not be transferable by the optionee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such account as it may determine in its sole discretion. The amount credited to the account shall be paid to the optionee if and to the extent (and within 30 days after) the Committee determines that the Company's federal tax deduction with respect thereto will not be limited by reason of Section 162(m) of the Code. Any account created hereunder shall represent only an unfunded unsecured promise by the Company to pay the amount credited thereto to the optionee in the future.

26.   Governing Law.

      The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.